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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

COMBIMATRIX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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May 24, 2012

Dear Stockholder:

        You are cordially invited to attend CombiMatrix Corporation's 2012 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 20, 2012. The meeting will be held at the Courtyard Marriott Laguna Hills, 23175 Avenida de la Carlota, Laguna Hills, California 92653, beginning at 1:00 p.m. local time in Meeting Room A. The formal meeting notice and proxy statement for the Annual Meeting are attached.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, you are urged to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. Returning your completed proxy card will ensure your representation at the Annual Meeting. If you later decide to attend the Annual Meeting and wish to change your vote, you may do so simply by voting in person at the meeting. Due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

R. Judd Jessup President and Chief Executive Officer

COMBIMATRIX CORPORATION
310 Goddard, Suite 150
Irvine, CA 92618
(949) 753-0624

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 20, 2012

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of CombiMatrix Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, June 20, 2012, at 1:00 p.m. local time at the Courtyard Marriott Laguna Hills, 23175 Avenida de la Carlota, Laguna Hills, California 92653, in Meeting Room A. The Annual Meeting will be held for the following purposes, as more fully described in the proxy statement accompanying this notice:

  1.
  ELECTION OF DIRECTORS.    To elect the six (6) directors named in the attached proxy statement to serve until the 2013 annual meeting of stockholders and until their successors have been duly elected and qualified.

  2.
  RATIFICATION OF AUDITORS.    To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for 2012.

  3.
  ANY OTHER BUSINESS that may properly come before the Annual Meeting or any adjournments or postponements thereof.

        We recommend that stockholders vote FOR the matters listed above. Only stockholders of record at the close of business on May 14, 2012 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. Stockholders may have a choice of voting their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card(s) sent to you.

        You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote in person at the Annual Meeting.

        Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 20, 2012:    This notice of annual meeting of stockholders, the proxy statement, and our annual report on Form 10-K for 2011 are available at http://investors.combimatrix.com/annuals.cfm.

Sincerely,

R. Judd Jessup
President and Chief Executive Officer
Irvine, California
May 24, 2012

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

COMBIMATRIX CORPORATION
310 Goddard, Suite 150
Irvine, California 92618
(949) 753-0624

PROXY STATEMENT

        The enclosed proxy is solicited on behalf of CombiMatrix Corporation, a Delaware corporation, by its Board of Directors (the "Board") for use at its 2012 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:00 p.m. local time on Wednesday, June 20, 2012, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The Annual Meeting will be held at the Courtyard Marriott Laguna Hills, 23175 Avenida de la Carlota, Laguna Hills, California 92653, in Meeting Room A.

        These proxy solicitation materials were first sent or given on or about May 24, 2012 to all stockholders entitled to vote at the Annual Meeting. Stockholders who owned CombiMatrix common stock at the close of business on May 14, 2012 (the "Record Date") are entitled to receive notice of, attend and vote at the Annual Meeting. On the Record Date, there were 10,704,121 shares of CombiMatrix common stock outstanding and approximately 62 holders of record according to information provided by our transfer agent. No shares of CombiMatrix preferred stock are outstanding.

        This proxy statement is being furnished to you with a copy of our annual report on Form 10-K for the year ended December 31, 2011. We will provide, without charge, additional copies of our annual report on Form 10-K to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the annual report on Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Corporate Secretary at our executive offices set forth above.

        References to the "Company," "CombiMatrix," "our," "us" or "we" mean CombiMatrix Corporation.

VOTING AND RELATED MATTERS

Voting Procedures

        As a stockholder of CombiMatrix, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the "Proposals" section. Each share of CombiMatrix common stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting.

Methods of Voting

        You may vote over the Internet, by telephone, by mail or in person at the Annual Meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

        Voting over the Internet.    You can vote via the Internet. The website address for Internet voting is provided on your proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, June 19, 2012. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

        Voting by Telephone.    You can vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on Tuesday, June 19, 2012. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

        Voting by Mail.    If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

        Voting in Person at the Meeting.    If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Revoking Your Proxy

        You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must:

  •
  enter a new vote over the Internet or by telephone, or by signing and returning a replacement proxy card;

  •
  provide written notice of the revocation to our Corporate Secretary at our principal executive office, 310 Goddard, Suite 150, Irvine, CA 92618; or

  •
  attend the Annual Meeting and vote in person.

Quorum and Voting Requirements

        Stockholders of record at the close of business on May 14, 2012, are entitled to receive notice and vote at the meeting. On the Record Date, there were 10,704,121 issued and outstanding shares of our common stock and no outstanding shares of our preferred stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on the Record Date on all matters to be voted on at the meeting. Stockholders may not cumulate votes in the election of directors.

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

  (1)
  a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees; and

  (2)
  the ratification of the appointment of Haskell &White LLP as our independent registered accounting firm for 2012 will be approved if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification.

        Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether a quorum is present. The election inspectors will treat abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) as shares that are present for purposes of determining the presence of a quorum. With regard to Proposal One, broker non-votes and votes marked "withheld" will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders, will not have the effect of negative votes and will not affect the outcome of the election of the directors. With regard to Proposal Two, abstentions will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes.

        If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors and other non-routine matters as determined by the New York Stock Exchange. Voting rules may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters. Accordingly, if your shares are held by a bank or broker in street name and you do not instruct your bank or broker how to vote in the election of directors or any other non-routine matters, no votes will be cast on your behalf.

Voting of Proxies

        When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted:

  (1)
  "for" the election of each Board nominee set forth in this proxy statement unless the authority to vote for such directors is withheld;

  (2)
  "for" the ratification of the Audit Committee's appointment of Haskell & White LLP as our independent registered accounting firm for 2012; and

  (3)
  at the discretion of your proxies on any other matter that may be properly brought before the meeting.

Voting Confidentiality

        Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Voting Results

        Voting results will be announced at the Annual Meeting and published in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

Householding of Proxy Materials

        We are sending only one annual report and proxy statement to certain street-name stockholders who share a single address, unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate annual report on Form 10-K or proxy statement in the future, you may telephone our Corporate Secretary at (949) 753-0624 or write to him at CombiMatrix Corporation, 310 Goddard, Suite 150, Irvine, California 92618. If you are receiving multiple copies of our annual report on Form 10-K and proxy statement, you may request householding by contacting the Corporate Secretary in the same manner.

Proxy Solicitation

        We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by mail.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 20, 2012:    The notice of annual meeting of stockholders, this proxy statement, and our annual report on Form 10-K for 2011 are available at http://investors.combimatrix.com/annuals.cfm.

EXECUTIVE OFFICERS AND DIRECTORS

        Our executive officers and directors and their ages as of April 30, 2012, are as follows:

Name	Age	Position(s)
R. Judd Jessup*	64	President, Chief Executive Officer and Director
Scott R. Burell	47	Chief Financial Officer, Secretary and Treasurer
Richard D. Hockett, Jr., M.D.	53	Chief Medical Officer
Martin R. Felsenthal*^	43	Director
Amit Kumar, Ph.D.	47	Director
F. Rigdon Currie+	81	Director
John H. Abeles, M.D.+	67	Director
Scott Gottlieb, M.D.*+	39	Director
Mark P. McGowan*	33	Director, Chairman of the Board
Wei Richard Ding*+	42	Director
Joseph M. Limber*+	59	Director

*
Nominee for election to Board

+
Member of the Audit Committee, Compensation Committee and Nominating and Governance Committee

^
Member of the Compensation Committee

        R. Judd Jessup has served as our President and Chief Executive Officer and has served on our Board since August 2010. Mr. Jessup has over 35 years of experience in the healthcare and managed care industries. Most recently, he was Chief Executive Officer of US LABS, a national laboratory which provides cancer diagnostics and genetic testing services, from 2002 to 2005. He has extensive background in the managed care industry having served as President of the Health Plans Division for FHP International from 1994 to 1996 as well as President of TakeCare, Inc., a publicly traded HMO operating in California, Colorado, Illinois and Ohio until it was sold to FHP. Mr. Jessup currently serves on the board of directors of Corvel Corporation, a publicly traded company. He served on the board of directors of NovaMed, Inc., a publicly traded company, from November 1998 until May 2011. We believe Mr. Jessup's qualifications to serve on our Board include his significant executive experience with the strategic, financial, and operational requirements of large health care organizations, including serving as an audit committee chair.

        Scott R. Burell has served as our Chief Financial Officer since November 2006. Previously, he served as our Vice President of Finance from November 2001 through November 2006, and as our Controller from February 2000 through November 2001. From May 1999 to February 2001, Mr. Burell served as the Controller for Network Commerce, Inc., a publicly traded technology and infrastructure company located in Seattle. Prior to May 1999, Mr. Burell spent 9 years with Arthur Andersen's Audit and Business Advisory practice in Seattle. Mr. Burell is a certified public accountant in the state of Washington (currently inactive) and holds B.S. degrees in Accounting and Business Finance from Central Washington University. Mr. Burell is a member of the American Institute and Washington Society of Certified Public Accountants.

        Richard D. Hockett, Jr., M.D. has served as our Chief Medical Officer since April 30, 2012. Prior to joining us, Dr. Hockett was the Chief Medical Officer from March 2009 to April 2012 at Affymetrix, Inc., a genomic analysis tools company, where his responsibilities included applied genomics, new technology development, and regulatory affairs. From November 2008 to March 2009, Dr. Hockett was an independent consultant for Affymetrix. From 1999 to November 2008, Dr. Hockett was a Medical Fellow II, Group Leader for Genomic Medicine at Eli Lilly and Company, a pharmaceutical company.

Dr. Hockett started his career as an Academic Pathologist in the Department of Pathology at the University of Alabama at Birmingham, where he oversaw the Clinical Immunology and Molecular Diagnostic Laboratories. Dr. Hockett is a board certified Clinical Pathologist, received his M.D. degree from the University of Minnesota and did his residency in Clinical Pathology at Washington University, St. Louis.

        Martin R. Felsenthal was appointed to our Board in April 2011. Mr. Felsenthal has been a Partner of HLM Venture Partners, a venture capital firm since 2007. Mr. Felsenthal was previously a General Partner of Salix Ventures, a venture capital firm, where he focused on investments in health care services and health care information technology. He joined Salix Ventures in 1997. Mr. Felsenthal served on the boards of Vantage Oncology, US Renal Care, Vericare, AccentCare, Titan Health and Payerpath. He is currently a director of Aperio Technologies, TelaDoc and Vericare Management. Mr. Felsenthal also serves on the Board of the Northern California Chapter of the Crohn's and Colitis Foundation of America. We believe Mr. Felsenthal's qualifications to serve on our Board include the almost twenty years he has spent working with emerging growth healthcare services businesses, first as an investment banker in the health care group at Alex Brown & Sons and then as a partner focused on emerging growth health care services and healthcare information technology companies at Salix Ventures and HLM Venture Partners. In addition, he completed the Chartered Financial Analyst program. He received a B.A. from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

        Mark P. McGowan was appointed to our Board in January 2010, became Chairman of the Board in June 2010 and served as interim President and Chief Executive Officer from July 2010 to August 2010. Mr. McGowan also currently serves on the Board of Directors of Premier Exhibitions, Inc., a NASDAQ-listed services company. Mr. McGowan is the managing member of SAF Capital Management LLC, a value-oriented investment firm which he founded in November, 2006. Prior to forming SAF Capital Management LLC, Mr. McGowan was Co-founder and Managing Partner of MPG Capital Management LLC, an equity market research firm which derived and licensed statistically validated algorithmic trading models and investment strategies for wealthy individuals and institutional investors. Mr. McGowan previously worked within the Consumer and Market Knowledge function of Procter & Gamble, a consumer products and healthcare company, where he was instrumental in shaping marketing strategies for multiple brands, as well as leading Market Mix Modeling and the development of macroeconomic forecasting capabilities within Procter & Gamble's Homecare division. Mr. McGowan performed two cooperative assignments with Johnson & Johnson, a consumer, pharmaceutical, medical devices and diagnostics company; working within global operations for Johnson & Johnson's subsidiary Ethicon Endo Surgery and in domestic operations for Johnson & Johnson's Consumer Products headquarters. We believe Mr. McGowan's qualifications to serve on our Board include his experience in the capital markets and investor advocacy that are valuable in our attempts to increase shareholder value and his analytical skills in forecasting and evaluation of return on investment that are useful in determining resource allocation decisions for us. Mr. McGowan received his Bachelor of Science in Microbiology, with a focus in Genomics and Molecular Genetics, from Michigan State University.

        F. Rigdon Currie has served on our Board since December 2006. Since July 1998, Mr. Currie has been an independent venture capital consultant. From February 1993 to July 1998, Mr. Currie was a partner of MK Global Ventures, a venture capital firm. Mr. Currie has been involved with CombiMatrix since its inception either as a Board member of our previous parent company, Acacia Research Corporation, a technology company, or as a Board member of CombiMatrix. We believe Mr. Currie's qualifications to serve on our Board include his decades of experience with technology organizations in the sales, marketing and business development areas as well as experience as an investor in small technology focused organizations. Mr. Currie received a B.S. degree in Industrial Engineering from the Georgia Institute of Technology and an M.B.A. from Harvard Business School.

        John H. Abeles, M.D. has served on our Board since December 2006. Dr. Abeles is the President and founder of MedVest, Inc., which has provided consulting services to health care and high technology companies since 1980. Since 1998, he has served as the Chairman of UniMedica Inc., a web-enabled medical school education consulting and publishing firm, and as Assistant Professor of Clinical Pharmacology and Therapeutics at the International University of Health Sciences. He has served as a Director of Higuchi Bio-Science Institute, University of Kansas since 1997, and as a Director of the College of Chemistry Advisory Board at the University of California at Berkeley since 2001. Since 1992, Dr. Abeles also has been the general partner of Northlea Partners, Ltd., an investment and venture capital firm. Dr. Abeles is a member of the Board of Directors of Cytocore, Inc. We believe Dr. Abeles' qualifications to serve on our Board include his decades of experience in analyzing, advising, developing, founding and investing in life science businesses. Dr. Abeles was one of the first physicians to become an analyst at a Wall Street investment firm. Dr. Abeles' medical education also provides a background that helps us evaluate clinical opportunities in the diagnostics markets. Dr. Abeles received his Medical degree as well as a degree in Pharmacology from the University of Birmingham, England. He is a Fellow of the Royal Society of Medicine, London.

        Scott Gottlieb, M.D. has served on our Board since January 2009. Dr. Gottlieb is currently a Resident Fellow at the American Enterprise Institute. Dr. Gottlieb is also a Clinical Assistant Professor at the NYU School of Medicine. From 2005 until 2007, Dr. Gottlieb served at the Food and Drug Administration ("FDA") as Deputy Commissioner for Medical and Scientific Affairs and before that, from 2003 until 2004, as Senior Advisor for Medical Technology to the FDA Commissioner and as the FDA's Director of Medical Policy Development. He left the FDA in the Spring of 2004 to work on implementation of the new Medicare Drug Benefit as a Senior Adviser to the Administrator of Medicare and Medicaid Services, where he supported the agency's policy work on quality improvement and coverage and payment decision-making, particularly related to new medical technologies. Dr. Gottlieb currently serves on the board of directors of Molecular Insight Pharmaceuticals. We believe Dr. Gottlieb's qualifications to serve on our Board include his experience as a Wall Street analyst, practicing physician, and most importantly in senior roles in the U.S. government, including his former role as Deputy Commissioner of the U.S. Food and Drug Administration. CombiMatrix operates in business segments where regulation and regulatory strategy need to be considered and Dr. Gottlieb's insights are beneficial to us. Dr. Gottlieb completed his residency in internal medicine at the Mount Sinai Hospital in New York City and is a graduate of the Mount Sinai School of Medicine and of Wesleyan University in Connecticut.

        Amit Kumar, Ph.D. has served on our Board since September 2000 and was our President and Chief Executive Officer from September 2001 to June 2010. Previously, Dr. Kumar served as Vice President of Life Sciences of our previous parent company, Acacia. From January 1999 to February 2000, Dr. Kumar was the founding President and Chief Executive Officer of Signature BioSciences, Inc., a life science company developing technology for advanced research in genomics, proteomics and drug discovery. From January 1998 to December 1999, Dr. Kumar was an Entrepreneur in Residence with Oak Investment Partners, a venture capital firm. Prior to that time, Dr. Kumar worked as Senior Manager at Idexx Laboratories, Inc., a biotechnology company, and as Head of Research and Development for Idetek Corporation, which was later acquired by Idexx Laboratories, Inc. Dr. Kumar serves on the boards of directors of Aeolus Pharmaceuticals, Inc., Ascent Solar Technologies, Inc. and Tacere Therapeutics, Inc. We believe Dr. Kumar's qualifications to serve on our Board include his extensive education, knowledge and experience with technology and in developing technology-based enterprises in the biotechnology sector. Dr. Kumar also has experience in venture capital and has a broad knowledge of the industry segments that are relevant to CombiMatrix's current and future business opportunities. Dr. Kumar received a bachelor's degree in Chemistry from Occidental College. After joint studies at Stanford University and the California Institute of Technology ("Caltech"), he received his Ph.D. from Caltech and completed a post-doctoral fellowship at Harvard University.

        Wei Richard Ding is the Chief Executive Officer and a member of the board of directors of bioTheranostics Inc., a San Diego-based developer of molecular diagnostic tests and laboratory. Mr. Ding has been bioTheranostics' CEO since September 2008 and was the Vice President, Strategy and Business Development of France-based bioMerieux, a global leader in the field of in vitro diagnostics from 2006 to 2008. Mr. Ding has also worked for Eli Lilly and Company, TenFold Corporation and Myriad Genetics, and is an active speaker and leader in the field of personalized medicine. We believe Mr. Ding's qualifications to serve on our Board include his detailed knowledge of the molecular diagnostics market. In addition, Mr. Ding's experience and expertise in operating an early stage diagnostics company will provide excellent insight to the Board.

        Joseph M. Limber has been the President and Chief Executive Officer of San Diego-based Prometheus Laboratories Inc., a specialty pharmaceutical and diagnostic company and laboratory, since December 2003. He has been a member of the board of directors of Prometheus Laboratories Inc. since January 2004. From 1998 to December 2002, Mr. Limber was President and Chief Executive Officer of ACLARA BioSciences Inc. (now Monogram Biosciences), a developer of assay technologies and lab-on-a-chip systems for life science research. We believe Mr. Limber's qualifications to serve on our Board include his experience in operating a successful enterprise. In addition, Mr. Limber's knowledge of developing products, collaborative relationships and licensing arrangements will provide additional value at the Board level.

        Directors and officers are elected on an annual basis. The term of each director's service expires at our next annual meeting of stockholders and at such time as his or her successor is duly elected and qualified. Officers serve at the discretion of the Board.

        There are no family relationships between any of our director nominees or executive officers and any other of our director nominees or executive officers.

BOARD OF DIRECTORS

Overview

        Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board but shall consist of at least five and no more than nine members. Our Board has fixed the exact number of directors at nine. Our Board currently consists of nine members, seven of whom—Messrs. Currie, Abeles, Gottlieb, Felsenthal, McGowan, Ding and Limber—our Board has determined to be independent under the rules of the NASDAQ Stock Market. Mr. McGowan serves as Chairman of the Board, and we believe that separation of the Chairman and Chief Executive Officer roles supports the independent nature of our Board. At each annual meeting of stockholders, members of our Board are elected to serve until the next annual meeting and until their successors are duly elected and qualified. If the nominees named in this proxy statement are elected, the Board will consist of six persons and there will be three vacancies on the Board. Three of our current directors, Messrs. Abeles, Currie and Kumar, are not standing for re-election to our Board at the Annual Meeting. The aforementioned directors' decision to not stand for re-election is not due to a disagreement with us. Following the Annual Meeting, our Board will re-evaluate the authorized number of directors which shall constitute the entire Board.

        In connection with its investment in us in April 2011, HLM Venture Partners III, LP ("HLM") was given the right to require the Board to, consistent with its fiduciary duties, fill one such vacancy on the Board with a director designated by HLM who is not an affiliate of HLM and who has industry experience relevant to our business. The Board may fill such vacancies at any time during the year.

        The Board has nominated R. Judd Jessup, Scott Gottlieb, M.D., Martin R. Felsenthal, Mark P. McGowan, Wei Richard Ding and Joseph M. Limber for election at the annual meeting based on the recommendation of our Nominating and Governance Committee and also, in the case of Mr. Felsenthal, based on an agreement between us and HLM in connection with HLM's investment in us in April 2011.

The nominees have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable for service. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting or any adjournment or postponement thereof, the proxies will be voted for such other nominees as may be designated by the present Board.

        We are subject to a number of technological, regulatory, product, legal and other types of risks. The Board and its constituent committees are responsible for overseeing these risks, and we employ a number of procedures to help them carry out that duty. For example, Board members regularly consult with executive management about pending issues and expected challenges, and at each Board meeting directors receive updates from, and have an opportunity to interview and ask questions of, key personnel and management. Furthermore, because our Chief Executive Officer serves as a member of our Board, we believe that the Board has a direct channel and better access to insights into our performance, business and challenges.

Committees of the Board of Directors

        The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each committee operates pursuant to a charter that may be viewed on our website at www.combimatrix.com. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

        Audit Committee.    Our Audit Committee oversees our accounting and financial reporting processes and is responsible for (i) retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm, (ii) approving the services performed by our independent registered public accounting firm and (iii) for reviewing and evaluating our accounting principles, financial reporting practices, and system of internal accounting controls. The Audit Committee is also responsible for maintaining communication between the Board and our independent registered public accounting firm, and has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, all related person transactions are reviewed and approved by the Audit Committee.

        In 2011, our Audit Committee consisted of Messrs. Currie (the committee's Chairman), Gottlieb and Abeles. As of February 28, 2012, our Audit Committee has consisted of Messrs. Currie (the committee's Chairman), Gottlieb, Abeles, Ding and Limber. If Mr. Limber is re-elected to the Board at the Annual Meeting, he will be appointed as the Audit Committee Chairman following the Annual Meeting. The Board has determined that all members of our Audit Committee are independent under the listing standards of the NASDAQ Stock Market and the rules of the Securities and Exchange Commission, and that Messrs. Currie and Limber qualify as an "audit committee financial expert," as defined by the rules of the Securities and Exchange Commission.

        Compensation Committee.    Our Compensation Committee assists our Board in determining the compensation of our executive officers and directors. The Compensation Committee is responsible for approving the compensation package of each executive officer and recommending each executive officer's compensation to the Board. The Compensation Committee also administers our 2006 Stock Incentive Plan, as amended. The Compensation Committee may form and delegate any of its responsibilities to subcommittees when appropriate.

        In 2011, our Compensation Committed consisted of Messrs. Felsenthal (the committee's Chairman), Gottlieb, Currie and Abeles. Since February 28, 2012, our Compensation Committee has consisted of Messrs. Felsenthal (the committee's Chairman), Gottlieb, Currie, Abeles, Ding and Limber. The Board has determined that all members of our Compensation Committee are independent under the listing standards of the NASDAQ Stock Market.

        Nominating and Governance Committee.    Our Nominating and Governance Committee assists our Board by identifying and recommending individuals qualified to become members of our Board (subject to legal rights, if any, of third parties to nominate or appoint directors), and establishing, evaluating and overseeing our corporate governance processes and guidelines.

        In 2011, our Nominating and Governance Committee consisted of Messrs. Abeles (the committee's Chairman), Gottlieb and Currie. Since February 28, 2012, our Nominating and Governance Committee has consisted of Messrs. Abeles (the committee's Chairman), Gottlieb, Currie, Ding and Limber. If Mr. Ding is re-elected to the Board at the Annual Meeting, he will be appointed as the Nominating and Governance Committee Chairman following the Annual Meeting. The Board has determined that all members of our Nominating and Governance Committee are independent under the listing standards of the NASDAQ Stock Market.

        The Nominating and Governance Committee will consider candidates recommended by stockholders. To recommend director candidates, stockholders should submit their suggestions in writing to the Corporate Secretary, providing the proposed nominee's name, biographical data and other information about the proposed nominee and the nominating stockholder(s) as required by our Bylaws, together with a consent from the proposed nominee to serve on the Board if nominated and elected.

        There are no specific minimum qualifications that the Nominating and Governance Committee requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Governance Committee considers a potential candidate's experience, areas of expertise, and other factors relative to the overall composition of the Board, including the following characteristics:

  •
  broad experience in business, finance or administration;

  •
  the independence requirements imposed by the Securities and Exchange Commission and the NASDAQ Stock Market; and

  •
  a background that provides a portfolio of experience and knowledge relevant to our industry.

        The Nominating and Governance Committee has the following policy with regard to the consideration of any director candidates recommended by security holders for the 2013 annual meeting of stockholders (subject to legal rights, if any, of third parties to nominate or appoint directors):

  •
  A stockholder wishing to nominate a candidate for election to the Board at the next annual meeting is required to give written notice addressed to CombiMatrix Corporation, 310 Goddard, Suite 150, Irvine, CA 92618, Attn: Corporate Secretary, of his or her intention to make such a nomination. The notice of nomination must be received by the Corporate Secretary at this address no earlier than January 24, 2013 and no later than March 5, 2013, in accordance with our Bylaws, in order to be considered for nomination at the next annual meeting.

  •
  The notice of nomination should include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NASDAQ Stock Market's Listing Qualifications or, alternatively, a statement that the recommended candidate would not be so barred. The notice of nomination also must include the nominee's name, age, business address, residence address, principal occupation or employment, and any other information required by Section 2.10 of our Bylaws or by applicable laws or regulations. A nomination that does not comply with these requirements will not be considered.

        The Nominating and Governance Committee also considers director candidates that are suggested by its members, the Board or management. The Nominating and Governance Committee may, in the future, retain a third-party executive search firm to identify candidates on terms and conditions acceptable to the Nominating and Governance Committee, in its sole discretion. The process used by the Nominating and Governance Committee for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm) compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates. The Nominating and Governance Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long-term interest of our stockholders and contribute to our overall corporate goals. Candidates proposed by stockholders will be evaluated by the Nominating and Governance Committee using the same criteria as for all other candidates. The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

        In connection with HLM's investment in us in April 2011, we agreed that, for so long as HLM and its affiliates beneficially own not less than 5% of our outstanding shares of common stock (not counting the shares underlying HLM's warrants), Mr. Felsenthal or such other reasonably acceptable designee of HLM shall be appointed to our Board and Compensation Committee. In addition, for so long as HLM and its affiliates beneficially own not less than 14% of our outstanding shares of common stock (not counting the shares underlying HLM's warrants), at HLM's request, a reasonably acceptable individual designated by HLM, who is independent of HLM and us, shall be appointed to the Board. We also agreed that for so long as HLM and its affiliates beneficially own not less than 25% of the shares of common stock issued to HLM in the private placement (treating the shares underlying HLM's warrants as if issued), at the request of HLM, the Board shall appoint one Board member designated by HLM to such committees of the Board as HLM shall request, if such designation is permitted under applicable Securities and Exchange Commission and stock exchange rules.

Number of Meetings

        The Board held a total of 6 meetings during 2011. Our Audit Committee, Compensation Committee and Nominating Committee held five, two and one meeting(s), respectively, during 2011. Each incumbent director attended 75% or more of the aggregate of (i) the total number Board meetings (during the period that he served) and (ii) the total number of Board committee meetings (during the periods that he served).

Board Member Attendance at Annual Stockholder Meetings

        Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these annual meetings absent extenuating circumstances. All of our directors who served in 2011 attended our annual meeting of stockholders in 2011.

Director Compensation

        Directors who are also our employees receive no separate compensation from us for their service as members of the Board. Non-employee directors automatically receive a non-discretionary initial grant of options to purchase 20,000 shares of our common stock upon joining the Board. On the first business day of each calendar year, each non-employee Board member then in office is automatically granted additional options to purchase 20,000 shares of our common stock, provided such individual has served as a non-employee Board member for at least six (6) months. All such grants are granted at an exercise price equal to the closing market price on the date of grant. Options granted beginning in 2012 vest in four equal annual installments over a 48-month period measured from the grant date. Options granted prior to 2012 vest quarterly over a twelve-month period.

        Non-employee directors receive compensation in the amount of $1,500 per month for their service as members of the Board. The Chairman of the Board receives compensation in the amount of $2,000 per month for service as Chairman of the Board. During 2011, non-employee directors received $1,000 for each meeting of the Board attended in person, $1,000 for each meeting attended by telephone that was longer than one hour in length, and $500 for each meeting attended by telephone if the meeting was one hour or less in length. Directors are also reimbursed for expenses incurred in connection with attendance at meetings of the Board and committees of the Board and in connection with the performance of Board duties.

Director Compensation Table

        The following table summarizes the compensation of our directors who served during 2011 and who are not listed as named executive officers.

Name	Fees Earned Or Paid In Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)	Outstanding And Unexercised Options to Purchase Common Stock (#)(2)
Mark McGowan	30,500	42,800	—		73,300	70,000
John H. Abeles, M.D.	25,000	42,800	—		67,800	98,000
F. Rigdon Currie	25,000	42,800	—		67,800	98,000
Scott Gottlieb, M.D.	25,000	42,800	—		67,800	60,000
Amit Kumar, Ph.D.	24,000	42,800	8,717	(3)	75,517	320,000
Martin Felsenthal	17,200	48,000	—		65,200	20,000

(1)
Amounts shown do not reflect cash compensation actually received by the directors. Instead, the amounts shown are the non-cash aggregate grant date fair values of option awards made during 2011 as determined pursuant to ASC Topic 718 and excludes the effect of forfeiture assumptions. The assumptions used to calculate the fair value of option awards are set forth under Note 2 to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission ("SEC") on March 16, 2012.

(2)
Amounts shown reflect option awards vested as of April 30, 2012.

(3)
Represents cash payments for certain health insurance premiums related to Dr Kumar's August 8, 2010 separation agreement.

Codes of Business Conduct and Ethics

        We have adopted a corporate Code of Business Conduct and Ethics, which may be viewed on our website at www.combimatrix.com. The Code of Business Conduct and Ethics applies to all our officers, directors and employees, including our principal executive officer, principal financial and accounting officer and controller, or persons performing similar functions. If we effect an amendment to, or waiver from, a provision of our code of ethics, we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on the website above or via a current report on Form 8-K. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

Stockholder Communications with Directors

        Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, or to an individual member or committee as follows: c/o CombiMatrix Corporation, Attention: Corporate Secretary, 310 Goddard, Suite 150, Irvine, California 92618. All communications will be relayed to that addressee. From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees. There were no changes in this process in 2011. Please refer to our website at www.combimatrix.com for any future changes in this process. The Board or the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following Summary Compensation Table sets forth certain information regarding the compensation, for services rendered in all capacities to us during 2011 and 2010, of our current principal executive officer, our one other most highly compensated executive officer at the end of 2011, and a former executive officer who was no longer serving as an executive officer at the end of 2011 (together, the "named executive officers"). We do not have any other executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
R. Judd Jessup	2011	420,000	—	—	—	420,000
President and Chief Executive Officer	2010	153,461	—	641,400	—	794,861
Scott R. Burell	2011	213,818	—	78,000	33,188	325,006
Chief Financial Officer, Secretary and Treasurer	2010	203,795	—	—	9,423	213,218
Daniel R. Forche(3)	2011	159,061	—	—	—	157,061
Former SVP Sales & Mktg. of Subsidiary	2010	49,631	—	98,724	—	148,355

(1)
Amounts shown do not reflect cash compensation actually received by the named executive officer. Instead, the amounts shown are the non-cash aggregate grant date fair values of option awards made during the periods presented as determined pursuant to ASC Topic 718 and excludes the effect of forfeiture assumptions. The assumptions used to calculate the fair value of option awards are set forth under Note 2 to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 16, 2012.

(2)
Mr. Burell's Other Compensation is for travel-related commuting and relocation costs (in 2011) from Washington state to Irvine, California.

(3)
Mr. Forche was appointed Senior Vice President of Sales and Marketing of our subsidiary on October 19, 2010 and resigned from this position on August 30, 2011.

        In determining the total amount and mixture of the compensation for each of our named executive officers, our Compensation Committee subjectively evaluates each named executive in light of numerous factors including title and role, individual performance (including past and expected future contribution to our business objectives) and our long-term business needs and goals (including the need to attract and retain key management personnel). Our Compensation Committee reviews the performance of each named executive officer annually (typically during the second quarter of each year) and determines whether the named executive officer should receive an increase in base salary or receive a stock option award based on such evaluation.

        In February 2011, pursuant to the authority granted under our 2006 Stock Incentive Plan, our Compensation Committee adopted a 2011 Executive Performance Bonus Plan (the "Bonus Plan") to provide certain members of our senior management the opportunity to earn incentive bonuses based on our attainment of specific financial performance objectives for 2011. Our Compensation Committee determined that our Chief Executive Officer, Chief Financial Officer, Senior Vice President of Sales and Marketing, and Vice President of Operations were eligible to receive such awards under the Bonus Plan.

A participant's bonus under the Bonus Plan consisted of a combination of cash and equity incentives that was to be based on achievement of between 90% and 200% of our 2011 net revenue target as determined by our Compensation Committee. A participant's cash bonus was to be an amount equal to (a) times (b), where (a) equals the participant's annual base salary and (b) equals a specified percentage of the participant's salary (ranging from 10% to 80%) that would be payable if we achieved a certain percentage of the target net revenue for 2011. Pursuant to the terms and conditions of the Bonus Plan, our Compensation Committee also granted performance stock options to purchase 389,714 shares of our common stock under our 2006 Stock Incentive Plan to the participants of the Bonus Plan. These performance stock options would vest only upon achievement of between 90% and 200% of the 2011 net revenue target as determined by our Compensation Committee. The amounts granted represent the maximum number of options that could vest, assuming the 200% target level is achieved. Assuming a portion or all of the performance options were deemed vested based upon achievement of the 2011 revenue target, one-third of the performance stock option would immediately vest, one-third would vest on the second anniversary of the grant date and the remaining one-third would vest on the third anniversary of the grant date. The exercise price of these options was $2.28, which equaled the closing price of our common stock as reported by the NASDAQ Stock Market on the grant date. Cash bonus payments, if earned, were to be paid once our external auditors completed their annual audit and our actual 2011 net revenues were known. In order to receive a bonus payment, the participant must be employed by us at the time bonuses are computed and distributed. On February 28, 2012, our Compensation Committee determined that none of the performance criteria described above were met, therefore none of the compensation was earned by or paid to the participants of the Bonus Plan. In addition, the options granted expired unvested as of February 28, 2012.

Severance and Change in Control

        We provide certain severance benefits such that if an executive officer of CombiMatrix is terminated for other than cause, death or disability, the executive will receive payments equal to three months' base salary plus medical and dental benefits.

        Our Board of Directors adopted a Restated Executive Change of Control Severance Plan (the "Severance Plan") that affects certain of our senior management-level employees who are classified as "Section 16 Officers" of the Company. Pursuant to the Severance Plan, if a participating employee is involuntarily terminated (other than for death, disability or for cause) or resigns for "good reason" (as defined in the Severance Plan) during the two-year period following a "change of control" (as defined in the Severance Plan), then, subject to execution of a release of claims against us, the employee will be entitled to receive: (i) a cash severance payment equal to one-half times annual base salary, in the case of other participating employees; (ii) immediate vesting of outstanding compensatory equity awards; and (iii) payment of COBRA premiums for the participating employee and eligible dependants for a pre-determined period of time. Payment of benefits under the Severance Plan will be limited by provisions contained in Section 409A of the U.S. Internal Revenue Code, as amended (the "Code"). The Severance Plan is administered by a plan administrator, which initially is the Compensation Committee of the Board of Directors. In order to participate in the Severance Plan, an eligible employee must waive any prior retention or severance agreements.

2006 Stock Incentive Plan

        Our 2006 Stock Incentive Plan, as amended, provides for the grant of incentive or non-statutory stock options to our employees, directors and consultants. As of December 31, 2011, options to purchase 2,212,494 shares of common stock were issued and outstanding, and options to purchase 6,428,877 shares remained available for grant, under the 2006 Stock Incentive Plan.

        The 2006 Stock Incentive Plan is administered by our Compensation Committee. Subject to the provisions of the 2006 Stock Incentive Plan, the Compensation Committee determines who will receive the options, the number of options granted, the manner of exercise and the exercise price of the options. The term of incentive stock options granted under the 2006 Stock Incentive Plan may not exceed ten years, or five years for options granted to an optionee owning more than 10% of our voting stock. The exercise price of any stock option granted under the 2006 Stock Incentive Plan must be equal to or greater than the fair market value of the shares of our common stock on the date the option is granted. However, an incentive stock option granted to an optionee owning more than 10% of our voting stock must have an exercise price equal to or greater than 110% of the fair market value of our common stock on the date the option is granted.

Outstanding Equity Awards at Fiscal Year-End 2011

        The following table sets forth information concerning the outstanding equity awards as of December 31, 2011 granted to the named executive officers.

	Option Awards(1)						Stock Awards
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested ($)
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
							Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
	Number of Securities Underlying Unexercised Options (#)
					Option Exercise Price ($)
						Option Expiration Date
Name	Exercisable		Unexercisable
R. Judd Jessup	133,333	(2)	266,667	—	2.74	8/11/2020	—	—	—	—
	—	(3)	160,000	—	2.28	2/23/2021	—	—	—	—
Scott R. Burell	60,000	(4)	—	—	4.61	9/17/2017	—	—	—	—
	62,500	(5)	—	—	10.50	7/21/2018	—	—	—	—
	22,916	(6)	4,584	—	7.65	5/11/2019	—	—	—	—
	—	(3)	76,190	—	2.28	2/23/2021	—	—	—	—
	—	(7)	30,000	—	2.60	4/08/2021	—	—	—	—
Daniel R. Forche	—	(8)	—	—	—	—	—	—	—	—

(1)
All awards were granted under the 2006 Stock Incentive Plan. The options were granted at an exercise price equal to the closing price of our common stock on the date of grant and have a term of ten years.

(2)
These options were granted on August 11, 2010. One-fourth vest on the one-year anniversary of grant and the remaining vest monthly thereafter over a three-year period.

(3)
These options were granted on February 23, 2011 and vest only upon achievement of the performance criteria under the Bonus Plan described above. On February 28, 2012, our Compensation Committee determined that the performance criteria were not achieved and these options expired unvested as of this date.

(4)
These options were granted on September 17, 2007 and vest quarterly over a three-year period.

(5)
These options were granted on July 21, 2008 and vest quarterly over a three-year period.

(6)
These options were granted on May 11, 2009 and vest quarterly over a three-year period.

(7)
These options were granted on April 8, 2011. One-fourth vest on the one-year anniversary of grant and the remaining vest monthly thereafter over a three-year period.

(8)
Mr. Forche was granted options to purchase 76,000 shares of common stock on October 19, 2010 with an exercise price of $2.19 per share. One-fourth of the options were to vest on the one-year anniversary of grant and the remaining vest monthly thereafter over a three-year period. On February 23, 2011, Mr. Forche was also granted options to purchase 86,857 shares of common stock under the Company's Bonus Plan. Mr. Forche resigned on August 31, 2011 and all of these options subsequently expired unvested and unexercised.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth information as of December 31, 2011 relating to all of our equity compensation plans:

Plan Category	(a) Number of shares to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plan approved by stockholders(1)	2,212,494	$4.89	6,428,877
Equity compensation plans not approved by stockholders	—	—	—

TOTAL	2,212,494	$4.89	6,428,877

(1)
Consists of our 2006 Stock Incentive Plan, as amended.

(2)
Consists of shares available for future issuance under our 2006 Stock Incentive Plan, as amended, as of December 31, 2011. The number of shares of common stock reserved under our 2006 Stock Incentive Plan will automatically be increased on the first trading day of each year, in an amount equal to 3% of the number of shares of our common stock outstanding on the last trading day of the preceding year. On January 2, 2012, the additional reserve for our 2006 Stock Incentive Plan was automatically increased by 321,124 shares

Compliance with Code Section 162(m)

        Section 162(m) of the Code ("Section 162(m)") generally disallows a tax deduction to a publicly traded company for compensation in excess of $1 million paid to each of that company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In the year ended December 31, 2011, none of our executive officers received compensation in excess of $1 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows information regarding the beneficial ownership of our common stock as of April 30, 2012 by (a) each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding common stock; (b) each of our named executive officers; (c) each of our directors; and (d) all of our current directors and executive officers as a group. The table is based upon information supplied by directors, executive officers and principal stockholders, and Schedules 13D and 13G filed with the Securities and Exchange Commission.

        Percentage ownership in the table below is based on 10,704,121 shares of common stock outstanding as of April 30, 2012. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Any securities not outstanding but which are subject to options or warrants exercisable within 60 days of April 30, 2012 are deemed outstanding and beneficially owned for the purpose of computing the percentage of outstanding common stock beneficially owned by the stockholder holding such options or warrants, but are not deemed outstanding for the purpose of computing the percentage of common stock beneficially owned by any other stockholder.

        Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned. The address for each director or named executive officer is c/o CombiMatrix Corporation, 310 Goddard, Suite 150, Irvine, California 92618.

Name of Beneficial Owner	No. of Shares Beneficially Owned	Percentage
Officers and Directors
R. Judd Jessup(1)	378,260	3.46%
Scott R. Burell(2)	171,746	1.58%
F. Rigdon Currie(3)	98,000	*
John H. Abeles, M.D.(4)	128,494	1.19%
Scott Gottlieb, M.D.(5)	62,000	*
Amit Kumar, Ph.D.(6)	431,587	3.91%
Mark P. McGowan(7)	378,432	3.49%
Martin R. Felsenthal(8)	2,294,151	20.12%
Richard D. Hockett, Jr., M.D.	—	—
Wei Richard Ding	—	—
Joseph M. Limber	—	—
All current directors and executive officers as a group (11 persons)	3,942,670	31.39%
5% Stockholders Not Listed Above
Odyssey Value Advisors, LLC(9)	896,039	8.30%
Jay Gottlieb(10)	866,854	8.04%
Greggory Schneider(11)	692,409	6.42%
Michael Huffington(12)	1,061,882	9.83%

*
Less than 1.0%.

(1)
Includes 136,791 shares of common stock. Also includes options to purchase 183,333 shares of common stock and warrants to purchase 58,136 shares of common stock that were exercisable within 60 days of April 30, 2012. Shares and warrants are held by the R. Judd & Charlene L. Jessup Trust.

(2)
Includes 9,121 shares of common stock. Also includes options to purchase 158,750 shares of common stock and warrants to purchase 3,875 shares of common stock that were exercisable within 60 days of April 30, 2012.

(3)
Includes options to purchase 98,000 shares of common stock that were exercisable within 60 days of April 30, 2012. Mr. Currie is not standing for re-election to the Board.

(4)
Includes 16,119 shares of common stock. Also includes options to purchase 98,000 shares of common stock and warrants to purchase 14,375 shares of common stock that were exercisable within 60 days of April 30, 2012. Shares of common stock and warrants are held by Northlea Partners. Dr. Abeles is not standing for re-election to the Board.

(5)
Includes 2,000 shares of common stock and options to purchase 60,000 shares of common stock that were exercisable within 60 days of April 30, 2012.

(6)
Includes 94,398 shares of common stock. Also includes options to purchase 320,000 shares of common stock and warrants to purchase 17,189 shares of common stock that that were exercisable within 60 days of April 30, 2012. Dr. Kumar is not standing for re-election to the Board.

(7)
Includes options to purchase 70,000 shares of common stock that were exercisable within 60 days of April 30, 2012. Also includes 230,918 shares of common stock and warrants exercisable within 60 days of April 30, 2012 to purchase 77,514 shares of common stock held by SAF Capital Fund LLC. SAF Capital Management LLC is the managing member of SAF Capital Fund LLC and Mr. McGowan is the managing member of SAF Capital Management LLC. As the managing member of SAF Capital Management LLC, Mr. McGowan may be deemed to beneficially own the securities held by SAF Capital Fund LLC. Mr. McGowan disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The securities held by SAF Capital Fund LLC are held in a marginable account, however, they have not specifically been utilized as collateral.

(8)
Includes 1,595,896 shares of common stock are held by HLM Venture Partners III, LP as well as warrants to purchase 678,255 shares of common stock that were exercisable within 60 days of April 30, 2012. Also includes options held by Mr. Felsenthal to purchase 20,000 shares of common stock that were exercisable within 60 days of April 30, 2012. Mr. Felsenthal is a Class A Member of HLM Venture Associates III, LLC which is the general partner of HLM Venture Partners III, LP. Mr. Felsenthal disclaims beneficial ownership of the securities held by HLM Venture Partners III, LP except to the extent of his pecuniary interest therein. The reported mailing address of HLM Venture Partners III, LP is 222 Berkeley Street, 21st Floor, Boston, Massachusetts 02116.

(9)
Includes 799,146 shares of common stock and warrants to purchase 96,893 shares of common stock that were exercisable within 60 days of April 30, 2012. The reported mailing address of Odyssey Value Advisors, LLC is 601 Montgomery Street, San Francisco, California 94111. Information based upon investor filings with the SEC.

(10)
Includes 789,340 shares of common stock and warrants to purchase 77,514 shares of common stock that were exercisable within 60 days of April 30, 2012. The reported mailing address of Jay Gottlieb is 27 Misty Brook Lane, New Fairfield, Connecticut 06812. Information based upon investor filings with the SEC.

(11)
Includes 608,500 shares of common stock and warrants to purchase 83,909 shares of common stock that were exercisable within 60 days of April 30, 2012. The reported mailing address of Greggory Schneider is 10445 Wilshire Blvd. #1806, Los Angeles, California 90024. Information based upon investor filings with the SEC.

(12)
Includes 968,865 shares of common stock and warrants exercisable within 60 days of April 30, 2012 to purchase 93,017 shares of common stock held by the Archangel Michael Foundation. The Archangel Michael Foundation is a tax-exempt private foundation and Michael Huffington has no economic interest in the securities held by such foundation. The reported mailing address of Michael Huffington is P.O. Box 4337, Houston, Texas 77210. Information based upon investor filings with the SEC.

 CERTAIN TRANSACTIONS

        Since January 1, 2011, there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described above under the heading "Executive Compensation" and other than the transactions described below. Each of the transactions described below was reviewed and approved or ratified by our Audit Committee.

        On April 4, 2011, we entered into Securities Purchase Agreements dated as of April 1, 2011 (the "Purchase Agreements") with 18 accredited investors (collectively, the "Investors"), including, among others, HLM and certain of our directors, officers and 5% or greater stockholders including SAF Capital Fund LLC (Mark McGowan), Odyssey Value Advisors, LLC, Jay Gottlieb, Archangel Michael Foundation (Michael Huffington) and Messrs. Jessup, Burell, Forche, Abeles and Kumar, pursuant to which, on April 7, 2011, we issued and sold to the Investors an aggregate of 3,083,723 common stock units (the "Units") at a purchase price of $2.193125 per Unit (the "Unit Price") in a private placement (the "Private Placement"). The Unit Price was equal to the last consolidated closing bid price of the Company's common stock immediately preceding us entering into the binding Purchase Agreements, as determined in accordance with NASDAQ Stock Market rules, plus $0.053125 for the warrant component described below.

        Each Unit is comprised of (i) one share of our common stock (the "Shares") and (ii) a five-year warrant to purchase 0.425 shares of our common stock (the "Warrants"). The exercise price applicable to the Warrants is $2.14 per share, which is equal to the last consolidated closing bid price of our common stock immediately preceding us entering into the binding Purchase Agreements, as determined in accordance with NASDAQ Stock Market rules.

        The Warrants may be exercised in cash or pursuant to a net exercise provision if we undergo a fundamental transaction or if an effective registration statement does not exist for the resale of the shares of common stock issuable upon exercise of the Warrants. The Warrants cannot be exercised for a period of 6 months and one day following the date of their issuance. The exercise price of the Warrants is subject to adjustment for stock splits, stock dividends, recapitalizations and the like. The Warrants also are subject to a blocker that would prevent each holder's common stock ownership from exceeding 19.99% of our outstanding common stock after exercise.

        In addition, we entered into an Investors Rights Agreement (the "Rights Agreement") on April 4, 2011 with the Investors in connection with the Private Placement. Pursuant to the Rights Agreement, Investors holding more than 45% of the Shares and shares of common stock issuable upon exercise of the Warrants may demand that we register such common stock for resale. Liquidated damages will apply for certain related events such as failure to file a registration statement within 30 days after a demand therefor or failure of such registration statement to be declared effective by the Securities and Exchange Commission within 60 days after the demand if the registration statement is not reviewed or 120 days after the demand if the registration statement is reviewed. In addition, each Investor, for so long as it beneficially owns not less than 25% of the shares of common stock issued to it in the Private Placement (treating the shares underlying such Investor's Warrants as if issued), has a right of first refusal to participate in certain future issuances of securities by us on a pro rata basis with their initial investment. Bank financings and stock issued in connection with strategic partnerships and acquisitions, underwritten public offerings, employee or director equity incentive plans and other customary transactions are excluded from this right of participation.

        We also entered into an HLM Rights Agreement (the "HLM Rights Agreement") on April 4, 2011 with HLM in connection with the Private Placement. Pursuant to the HLM Rights Agreement, we agreed that, for so long as HLM and its affiliates beneficially own not less than 5% of the outstanding shares of common stock (not counting the shares underlying HLM's Warrants), Mr. Martin R. Felsenthal or such other reasonably acceptable designee of HLM shall be appointed to our Board and Compensation Committee and will receive compensation for service on the Board consistent with other outside members of the Board. In addition, for so long as HLM and its affiliates beneficially own not less than 14% of the outstanding shares of common stock (not counting the shares underlying HLM's Warrants), at HLM's request, a reasonably acceptable individual designated by HLM, who is independent of HLM and us, shall be appointed to the Board and will receive compensation for service on the Board consistent with other outside members of the Board. We also agreed that, among other things, for so long as HLM and its affiliates beneficially own not less than 25% of the shares of common stock issued to HLM in the Private Placement (treating the shares underlying such Investor's Warrants as if issued), (i) at the request of HLM, the Board shall appoint one Board member designated by HLM to such committees of the Board as HLM shall request, if such designation is permitted under applicable Securities and Exchange Commission and stock exchange rules, which designee shall be compensated for such services consistent with the other members of such committees; (ii) a reasonably acceptable designee of HLM shall be appointed to sit on each of our advisory boards and will be compensated at the same rate as other members of such applicable advisory boards; (iii) we shall purchase and maintain a key man life and disability insurance policy with respect to our Chief Executive Officer, reasonably acceptable to HLM, in the amount of HLM's investment in the Private Placement, with HLM being the beneficiary thereof, until such time as we have reported for a prior fiscal year, in audited financial statements, at least $30 million of revenue; and (iv) we shall enter into an indemnification agreement with each HLM designee and independent director designee.

        We have agreed to compensate Mr. Felsenthal for service on the Board consistent with other outside members of the Board and to reimburse him for all expenses reasonably incurred in connection with attending Board meetings. A description of the compensation arrangements with outside members of the Board is set forth under the heading "Director Compensation" in this proxy statement.

        On March 22, 2012, we entered into an offer letter with our Chief Medical Officer, Richard D. Hockett, Jr., M.D., the terms of which provide that Dr. Hockett will receive an annual base salary of $350,000 and a sign-on bonus of $100,000. In the event Dr. Hockett terminates his employment within twelve months following his date of hire, he will return the entire $100,000 to us and in the event he terminates his employment between twelve and twenty-four months from his date of hire, he will return $50,000 to us. The offer letter also provides that Dr. Hockett would receive a stock option grant for 100,000 shares of common stock which will vest 25% on each anniversary of the grant date over a four year period; he will be eligible to participate in the 2012 Executive Bonus Plan, should we adopt one; and we will pay to move his household goods from Indiana to California, reimburse him for the realtor commission on the sale of his house in Indiana, provide him a one bedroom apartment for up to six months in Irvine, California until his family joins him in Southern California and reimburse him for two house-hunting trips for his spouse, all of which will be grossed up to negate any applicable tax consequences. Dr. Hockett also is eligible to participate in our Severance Plan.

        Future transactions with our officers, directors or greater than five percent stockholders will be on terms no less favorable to us than could be obtained from independent third parties, and all such transactions will be reviewed and subject to approval by members of our Audit Committee.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon our review of the copies of such forms received by us during the year ended December 31, 2011, we believe that each person who, at any time during such year, was a director, officer, or beneficial owner of more than 10% of our common stock met the filing requirements during such year, except the automatic stock option grants made on January 3, 2011 to each of our non-employee Board members were reported late on Form 4 by Messrs. Abeles, Currie, Gottlieb, Kumar and McGowan.

PRINCIPAL ACCOUNTANTS

Change in Certifying Accountant

        Effective as of August 23, 2011 (the "Notice Date"), we dismissed Peterson Sullivan LLP ("Peterson") as our principal independent registered public accounting firm. The dismissal was approved by the Audit Committee. Peterson's report on the Company's consolidated financial statements for the years ended December 31, 2010 and December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Peterson's report for the year ended December 31, 2010 included a statement regarding uncertainty about the Company's ability to continue as a going concern. During the two year period ended December 31, 2010, and for the period from January 1, 2011 through the Notice Date, there were no disagreements between the Company and Peterson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Peterson's satisfaction, would have caused Peterson to make reference to the subject matter of such disagreements in connection with the issuance of its report on the Company's financial statements. During the two year period ended December 31, 2010, and for the period from January 1, 2011 through the Notice Date, Peterson did not advise the Company that any "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission) occurred during such periods.

        On August 23, 2011, we engaged Haskell & White LLP ("H&W") and appointed H&W as our new principal independent registered public accounting firm to audit the Company's financial statements. During the two year period ended December 31, 2010, and for the period from January 1, 2011 until the engagement of H&W, neither the Company, nor anyone on its behalf, consulted H&W on any matters described in Item 304(a)(2) of Regulation S-K promulgated by the Securities and Exchange Commission. There have been no disagreements between us and H&W since engagement. H&W is located at 8001 Irvine Center Drive, Suite 300, Irvine, California 92618.

Principal Accountant Fees and Services

  Audit and Audit-Related Fees

        Fees for audit and audit-related services by our accounting firms for the years ended December 31, 2011 and 2010 were as follows:

	2011	2010
Audit fees—H&W	$68,000	$—
Audit related fees—H&W	—	—
Audit fees—Peterson	—	99,000
Audit related fees—Peterson	—	—

Total audit and audit related fees	$68,000	$99,000

  Tax Fees; All Other Fees

        We were not billed for any tax fees or for any other fees from our principal accountants in 2011 or 2010.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee charter provides that the Audit Committee will pre-approve all audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. All audit and non-audit services performed by our independent accountants have been pre-approved by our Audit Committee to assure that such services do not impair the auditors' independence from us.

Determination of Independence

        There were no fees billed by H&W or Peterson for non-audit services.

Attendance at Annual Meeting

        Representatives from Haskell & White LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent accountant the accountant's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2011.

Respectfully submitted,
AUDIT COMMITTEE
F. Rigdon Currie, Chairman John H. Abeles, M.D. Scott Gottlieb, M.D. Wei Richard Ding Joseph M. Limber

PROPOSALS

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Overview

        There are currently nine members of our Board. The terms of all of our directors are scheduled to expire at the 2012 Annual Meeting of Stockholders, at which time six of the nine incumbents will stand for re-election. Messrs. Abeles, Currie and Kumar are not standing for re-election.

Nominees

        Upon the recommendation of our Nominating and Governance Committee and, in the case of Mr. Felsenthal, based on an agreement between us and HLM in connection with HLM's investment in us in April 2011, the Board has nominated the following individuals to serve until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualified:

  Mark McGowan
  R. Judd Jessup
  Scott Gottlieb, M.D.
  Martin R. Felsenthal
  Wei Richard Ding
  Joseph M. Limber

Vote Required

        A plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees. The six nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be the elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation

        The Board recommends that stockholders vote FOR the election of each of the above-listed nominees.

Unless marked otherwise, proxies received will be voted FOR the election of each of these director nominees.

 PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF HASKELL & WHITE LLP

Overview

        The Audit Committee has engaged the registered public accounting firm of Haskell & White LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2012. Haskell & White LLP audited our financial statements for the year ended December 31, 2011 and Peterson Sullivan LLP audited our financial statements for the year ended December 31, 2010. Please refer to "Principal Accountants" above for information about fees and services paid to Haskell & White LLP and Peterson Sullivan LLP in 2011 and 2010, and our Audit Committee's pre-approval policies. Stockholder ratification of such selection is not required by our Bylaws or other applicable legal requirement. However, our Board is submitting the selection of Haskell & White LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our and our stockholders' best interests.

        Representatives of Haskell & White LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Sought

        The proposal to ratify the appointment of Haskell & White LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2012 will be approved if the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

Recommendation

        The Board recommends that stockholders vote "FOR" the proposal to ratify the appointment of Haskell & White LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2012.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 2.

 OTHER BUSINESS

        We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board may recommend.

ANNUAL REPORT ON FORM 10-K

        On March 16, 2012, we filed our annual report on Form 10-K for the year ended December 31, 2011. A copy of the annual report on Form 10-K has been sent concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting.

STOCKHOLDER PROPOSALS

        Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

        Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2013 Annual Meeting of Stockholders (the "2013 Annual Meeting"). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than January 24, 2013, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

        The proxies to be solicited by us through our Board for our 2013 Annual Meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at that meeting, unless we receive notice of such stockholder's proposal not later than April 9, 2013, which is 45 calendar days prior to the anniversary date of the mailing of this Proxy Statement.

        Stockholder proposals must be in writing and should be addressed to c/o CombiMatrix Corporation, Attention: Corporate Secretary, 310 Goddard, Suite 150, Irvine, California 92618. It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

        We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before this year's Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

R. Judd Jessup President and Chief Executive Officer
May 24, 2012 Irvine, California

25352 You can now access your CombiMatrix Corporation account online. Access your CombiMatrix Corporation account online via Investor ServiceDirect® (ISD). The transfer agent for CombiMatrix Corporation now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2012: THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT, AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT HTTP://INVESTOR.COMBIMATRIX.COM/ANNUALS.CFM. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side) COMBIMATRIX CORPORATION Annual Meeting of Stockholders June 20, 2012 This Proxy is Solicited on Behalf of the Board of Directors of CombiMatrix Corporation The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and appoints R. Judd Jessup and Scott Burell and each of them, the proxies of the undersigned, with full power of substitution and revocation, to vote all shares of CombiMatrix Corporation common stock held of record by the undersigned on May 14, 2012, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of CombiMatrix Corporation (the “Company”) to be held June 20, 2012, or at any postponements or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side. THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND “FOR” THE APPROVAL OF THE MATTERS IN PROPOSAL 2 AND AT THE DISCRETION OF YOUR PROXY ON ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. PROXY

25352 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/cbmx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. COMBIMATRIX CORPORATION Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date Please mark your votes as indicated in this example X The Board of Directors recommends a vote FOR each of the following nominees. The Board of Directors recommends a vote FOR the following proposal: FOR ALL WITHHOLD FOR ALL FOR ALL EXCEPT FOR AGAINST ABSTAIN 1. To elect six directors to serve until the 2013 annual meeting of stockholders and until their successors have been duly elected and qualified: 01 Mark McGowan 02 Joseph Limber 03 Wei Richard Ding 04 Scott Gottlieb, M.D. 05 R. Judd Jessup 06 Martin R. Felsenthal (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write that nominee’s name in the space provided below.) *Exceptions __________________________________________________________________________________ 2. To ratify the appointment of Haskell & White LLP as CombiMatrix Corporation’s independent registered accounting firm for 2012. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.